THIRD AMENDMENT AND WAIVER

         THIRD AMENDMENT AND WAIVER (the "Amendment"), dated as of January 4, 2000, among INACOM CORP., a Delaware corporation (the "Borrower"), the Banks party to the Credit Agreement referred to below, IBM CREDIT CORPORATION, as Documentation Agent, BANQUE NATIONALE DE PARIS, as Syndication Agent and DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement referred to below.

                                    RECITALS

                  WHEREAS, the Borrower, the Banks, the Documentation Agent, the Syndication Agent and Administrative Agent are parties to a certain Credit Agreement, dated as of April 9, 1999 (as amended, modified or supplemented through, but not including, the date hereof, the "Credit Agreement") pursuant to which the Banks have agreed to extend credit to the Borrower; and

                  WHEREAS, the Borrower has requested that the undersigned Banks provide certain waivers, and the parties hereto have agreed to amend the Credit Agreement, in each case on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.       Waivers.
                  -------

                  The Banks hereby waive compliance with the covenants contained in Sections 8.09, 8.11 and 8.12 of the Credit Agreement at all times during the fiscal quarter ended on December 25, 1999, or for the Test Period ended on December 25, 1999, as the case may be.

         2.       Amendments.
                  ----------

                  (a) Section 2.01(b) of the Credit Agreement is hereby amended by deleting the amount "$40,000,000" contained therein and inserting the amount "$10,000,000" in lieu thereof.

                  (b) Section 3.03 of the Credit  Agreement is hereby amended by
(i) redesignating clause (d) thereof as clause (e), and (ii) inserting therein the following new clause (d):

                           "(d)  On  each  date  set  forth  below,   the  Total
                  Revolving Loan Commitment shall be automatically and permanently reduced by the amount set forth opposite such date below:

                  Date                                      Amount of Reduction

                  January 1, 2001                                $25,000,000
                  July 1, 2001                                   $25,000,000
                  January 1, 2002                                $25,000,000"


                  (c) Section 7.01(e) of the Credit Agreement is hereby amended by deleting the phrase "Sections 8.09, through and including 8.13," contained therein and inserting in lieu thereof the phrase "Sections 8.09, 8.10, 8.11, 8.12, 8.24, 8.25 and 8.26".

                  (d) Section 7.01 of the Credit Agreement is hereby further amended by (i) redesignating clause (m) thereof as clause (n), and (ii) inserting therein the following new clause (m) immediately following clause (l) thereof:

                           "(l) Borrowing Base Certificate. Within 15 days after
                  the end of each fiscal month of the Borrower, a certificate of the chief financial officer or other Authorized Officer of the Borrower setting forth the Borrowing Base as of the last day of such fiscal month, which certificate shall be in a form, and with an amount of detail, reasonably satisfactory to the Administrative Agent."

                  (e) Section 7.12 of the Credit  Agreement is hereby amended by
(i) deleting the phrase "two years" contained therein and inserting the phrase "one year" in lieu thereof, and (ii) deleting the amount "$200,000,000" contained therein and inserting the amount "$75,000,000" in lieu thereof.

                  (f) Section 8.02(a) of the Credit Agreement is hereby amended by (i) deleting the amount "$10,000,000" contained in subclause (v) thereof and inserting the amount "$5,000,000" in lieu thereof, and (ii) deleting the phrase "Sections 8.09, 8.10, 8.11, 8.12 and 8.13" contained in subclause (v) thereof and inserting the phrase "Sections 8.09, 8.10, 8.11, 8.12, 8.24, 8.25 and 8.26"
in lieu thereof.

                  (g) Section 8.02 of the Credit Agreement is hereby further amended by (i) deleting the word "and" contained at the end of clause (k) thereof, (ii) deleting the period appearing at the end of clause (l) thereof and inserting "; and" in lieu thereof, and (iii) inserting therein immediately following clause (l) thereof the following new clause (m):

                           "(m)  the  Borrower  may  convey,  sell or  otherwise
                  dispose of certain of its assets to Compaq Computer Corporation and/or one of its Subsidiaries in accordance with the terms of the Compaq Asset Purchase Agreement; provided, however, that (i) the cash proceeds from such conveyance, sale or disposition shall be applied (x) first, to repay the outstanding Term Loans in full and (y) second, to repay outstanding Revolving Loans, and (ii) concurrently with the consummation of such conveyance, sale, or disposition, the Total Revolving Loan Commitment shall be reduced by $25,000,000 (which reduction shall be in addition to any subsequent reduction of the Total Revolving Loan Commitment pursuant to Section 3.03(d), and which reduction shall apply proportionately to reduce the Revolving Loan Commitment of each Bank with such a Commitment)."

                  (h) Section 8.03(e) of the Credit Agreement is hereby amended by deleting the amount "$5,000,000" contained therein and inserting the amount "$2,500,000" in lieu thereof.

                  (i) Section 8.04(f) of the Credit Agreement is hereby amended by deleting the amount "$25,000,000" contained therein and inserting the amount "$10,000,000" in lieu thereof.

                  (j) Section 8.05(a) of the Credit Agreement is hereby amended by inserting the following phrase immediately following the phrase "Foreign Cash Equivalents" contained therein:

                  ", provided that during any time when Revolving Loans are outstanding, the aggregate amount of cash, Cash Equivalents and Foreign Cash Equivalents held by the Borrower and its Subsidiaries shall not exceed $30,000,000 for any period of four or more consecutive Business Days".

                  (k) Section 8.05(n) of the Credit Agreement is hereby amended by deleting the amount "$25,000,000" contained therein and inserting the amount "$10,000,000" in lieu thereof.

                  (l) Section 8.06(iii) of the Credit Agreement is hereby amended by deleting the reference to "March 27, 1999" contained therein and by inserting in lieu thereof a reference to "December 25, 1999".

                  (m) Section 8.09 of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "8.09 Net Worth.  The  Borrower  shall not permit Net
                  Worth at any time to be less than the sum of (i) 75% of Net Worth as of December 25, 1999 plus (ii) 75% of net income, if positive for the period from and after December 25, 1999 to the last day of the then most recently ended fiscal quarter, plus (iii) 100% of the aggregate Net Issuance Proceeds received by the Borrower from the issuance or sale of its capital stock (including any preferred stock) from and after the Third Amendment Effective Date, plus (iv) 100% of the principal amount of any Indebtedness( including, without limitation, any Subordinated Debt and the Trust Preferred Related Subordinated Debt), which is converted into equity after the Third Amendment Effective Date (in each case on and after the date of such conversion); such covenant to be calculated as of the end of each fiscal quarter."

                  (n) Section 8.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

                          "8.11  Leverage  Ratios.  (a) The  Borrower  shall not
                  permit the ratio of (a) the aggregate principal amount of Funded Senior Debt outstanding at any time of the Borrower and its Subsidiaries to (b) EBITDA for the Test Period then most recently ended to exceed (i) at any time on and after the last day of the Borrower's fiscal quarter ending on or about March 31, 2001 to but excluding the last day of the Borrower's fiscal quarter ending on or about June 30, 2001, 1.10:1.00, and (ii) at any time thereafter, 1.00:1.00.

                          (b) The Borrower shall not permit the ratio of (a) the
                  aggregate principal amount of Funded Debt outstanding at any time of the Borrower and its Subsidiaries to (b) EBITDA for the Test Period then most recently ended to exceed (i) at any time on and after the last day of the Borrower's fiscal quarter ending on or about March 31, 2001 to but excluding the last day of the Borrower's fiscal quarter ending on or about
                  June 30, 2001, 4.20:1.00, and (ii) at any time thereafter, 3.95:1.00."

                  (o) Section 8.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "8.12 EBITDA to Interest  Expense Ratio. The Borrower
                  shall not permit the ratio of EBITDA for any Test Period set forth below to Interest Expense for such Test Period to be less than the ratio set forth opposite such Test Period below:

                  Test Period ending on or about                       Ratio
                  ------------------------------                       -----
                    March 31, 2001                                   5.00:1.00
                    Thereafter                                       5.50:1.00


                  (p) Section 8.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "8.13  Intentionally Omitted."
                                  ---------------------

                  (q) Section 8.20(d) of the Credit Agreement is hereby amended by deleting the reference to "$15,000,000" contained therein and inserting "$10,000,000" in lieu thereof.

                  (r) Section 8.23(a) of the Credit Agreement is hereby amended by deleting the amount "$90,000,000" contained therein and inserting the amount "$35,000,000" in lieu thereof. The amendment effected pursuant to this clause
(r) shall be effective for the fiscal year ending on or about December 31, 2000 and each subsequent fiscal year, and no Capital Expenditure carryforwards shall be permitted pursuant to Section 8.23(b) of the Credit Agreement until the fiscal year ending on or about December 31, 2001.

                  (s) Section 8 of the Credit Agreement is hereby further amended by inserting therein the following new Section 8.24:

                           "8.24  Minimum  EBITDA.  The Borrower will not permit
                  EBITDA for the fiscal quarter ending on or about each date set forth below to be less than the amount set forth opposite such fiscal quarter below:

                  Fiscal Quarter Ending on or about                   Amount
                  ---------------------------------                   ------
                     June 30, 2000                                ($12,000,000)
                     September 30, 2000                           ($ 2,000,000)
                     December 31, 2000                             $10,000,000
                     March 31, 2001                                $20,000,000


                  (t) Section 8 of the Credit Agreement is hereby further amended by inserting therein the following new Section 8.25:

                           "8.25  Borrowing  Base.  The Borrower will not permit
                  (a) the sum of the Effective Amount of all Loans and the Effective Amount of all Letter of Credit Outstandings at any time (commencing with the 15th day following the last day of the fiscal month ending on or about February 29, 2000) to exceed (b) the Borrowing Base in effect at such time."

                  (u) Section 8 of the Credit Agreement is hereby further amended by inserting therein the following new Section 8.26:

                           "8.26  Maximum  Funded Debt.  The  Borrower  will not
                  permit the aggregate principal amount of Funded Debt of the Borrower and its Subsidiaries outstanding at any time during any fiscal quarter ending on or about a date set forth below to exceed the amount set forth opposite such fiscal quarter below:

                  Fiscal Quarter Ending on or about                   Amount
                  ---------------------------------                   ------
                   March 31, 2000                                  $960,000,000
                   June 30, 2000                                   $725,000,000
                   September 30, 2000                              $575,000,000
                   December 31, 2000                               $475,000,000
                   March 31, 2001                                  $400,000,000


                  (v) The definition of the term "Annual Cash Investment Limit" contained in Section 10 of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "Annual Cash  Investment  Limit" shall mean,  for any
                  fiscal year of the Borrower, (i) $50,000,000 for the fiscal year ending on December 25, 1999 and (ii) $30,000,000 for each fiscal year thereafter."

                  (w) The definition of the term "EBITDA" contained in Section 10 of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "EBITDA" shall mean, with respect to the Borrower and
                  its Subsidiaries for any applicable period, Net Income for such period, plus, to the extent deducted in determining Net Income for such period, the aggregate amount of (i) Interest Expense, (ii) federal, state, local and foreign income taxes (but without reducing Net Income for the effect of any income tax benefits), (iii) depletion, depreciation and amortization of tangible and intangible assets, (iv) non-recurring non-cash charges taken in such period and (v) non-recurring cash charges in an aggregate amount (for all periods) not greater than $20,000,000.

                  (x) The  definition  of  the  term  "Test Period" contained in
Section 10 of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "Test   Period"   shall  mean  each  period  of  four
                  consecutive fiscal quarters of the Borrower (or, if shorter, the period beginning on the first day of the fiscal quarter ending on or about March 31, 2001 and ending on the last day of the then most recently ended fiscal quarter of the Borrower), in each case taken as one accounting period; provided that (A) for the purposes of calculating compliance with Section 8.11, (i) for the Test Period ending on or about March 31, 2001, EBITDA shall be EBITDA as calculated for the fiscal quarter of the Borrower ending on or about such date multiplied by 4.00, (ii) for the Test Period ending on or about June 30, 2001, EBITDA shall be EBITDA as calculated for the two fiscal quarter period of the Borrower ending on or about such date multiplied by 2.00 and (iii) for the Test Period ending on or about September 30, 2001, EBITDA shall be EBITDA as calculated for the three fiscal quarter period of the Borrower ending on or about such date multiplied by 1.33; and (B) for the purposes of calculating compliance with
                  Section 8.12, (i) for the Test Period ending on or about March 31, 2001, each of EBITDA and Interest Expense shall be EBITDA and Interest Expense as calculated for the fiscal quarter of the Borrower ending on or about such date, (ii) for the Test Period ending on or about June 30, 2001, each of EBITDA and Interest Expense shall be EBITDA and Interest Expense calculated for the two fiscal quarter period of the Borrower ending on or about such date, and (iii) for the Test Period ending on or about September 30, 2001, each of EBITDA and Interest Expense shall be EBITDA and Interest Expense as calculated for the three fiscal quarter period of the Borrower ending on or about such date.

                  (y) Section 10 of the Credit Agreement is hereby further amended by inserting therein the following new defined terms in appropriate alphabetical order:

                           "Borrowing  Base" shall mean, as at any date on which
                  the amount thereof is being determined, an amount equal to the sum of (i) 60% of Eligible Inventory, (ii) 85% of Eligible Receivables plus (iii) 50% of the outstanding principal amount of the Nesbitt Burns Residual Notes, each as determined from the Borrowing Base Certificate most recently delivered pursuant to Section 7.01(l)."

                           "Borrowing Base  Certificate"  shall have the meaning
                  specified in Section 7.01(l).

                           "Compaq  Asset  Purchase  Agreement"  shall  mean the
                  Asset Purchase Agreement to be entered into by and among Compaq Computer Corporation, one of its Subsidiaries and the Borrower, substantially on the same terms and conditions set forth in the 12/30/99 draft thereof delivered to the Administrative Agent.

                           "Eligible  Inventory"  shall  mean the  gross  dollar
                  value (valued at the lower of cost or market value) of the finished goods inventory of the Borrower and the Subsidiary Guarantors located in any state of the United States or the District of Columbia and which is readily marketable and is then currently being held for sale in the ordinary course of business and conforms in all material respects to the representations and warranties contained in the Security Agreement, except (i) any supplies (not including services parts), goods returned or rejected (except to the extent that such returned or rejected goods continue to conform in all material respects to the other requirements of this definition) by customers and goods to be returned to suppliers, (ii) any inventory held on consignment, (iii) any inventory which has been shipped to a customer, even if on a consignment or "sale or return" basis, (iv) any inventory to the extent that the Borrower or a Subsidiary Guarantor has taken a reserve, but only to the extent of such reserve, including any reserves required by the Administrative Agent in its reasonable judgment, (v) any inventory not subject to a valid and perfected first-priority Lien in favor of the Collateral Agent under the Security Agreement, subject to no prior or equal Lien, (vi) any inventory not produced in compliance with the applicable requirements of the Fair Labor Standards Act and (vii) other inventory which is not acceptable to the Administrative Agent in its reasonable judgment.

                           "Eligible  Receivables"  shall  mean the  total  face
                  amount of all trade and vendor receivables of the Borrower and the Subsidiary Guarantors which conform in all material respects to the representations and warranties in the Security Agreement and at all times continue to be acceptable to the Administrative Agent in its reasonable judgment, except (i) receivables relating to sales to account debtors outside the United States, Latin America and Canada, (ii) any receivable that does not comply in all material respects with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any governmental or judicial authority, (iii) any receivable payable more than 60 days after the date of the original invoice therefor, (iv) any receivable that remains unpaid for more than 120 days from the time of the original issuance of the invoice therefor, (v) any unbilled receivable and any receivable in respect of goods not yet shipped, (vi) any receivable arising outside the ordinary course of business of the Borrower or any Subsidiary Guarantor, (vii) any receivable due from an account debtor that is the subject of a case or proceeding of the type described in Section 9.05, (viii) any receivable due from an account debtor at any time, to the extent that the aggregate outstanding amount of receivables due from such account debtor and its Affiliates at such time exceeds 25% of the aggregate amount of all receivables due to the Borrower and the Subsidiary Guarantors at such time, but only to the extent of such excess, (ix) any receivable not subject to a valid and perfected first-priority Lien in favor of the Collateral Agent under the Security Agreement, subject to no prior or equal Lien, (x) contracts or sales to any Affiliate of the Borrower or any of its Subsidiaries.

                           "Nesbitt  Burns   Residual   Notes"  shall  mean  the
                  "Company Notes" (issued to the Borrower and Vanstar Corporation) under and as defined in the Amended and Restated Nesbitt Burns Receivables Purchase Facility.

                           "Third  Amendment  Effective  Date"  shall  mean  the
                  Amendment Effective Date under and as defined in the Third Amendment and Waiver to this Agreement, dated as of January 4, 2000.

         3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Banks that:

                  (a) After the effectiveness of this Amendment, no Default or Event of Default has occurred and is continuing.

                  (b) The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its respective terms.

                  (c) All representations and warranties of the Borrower contained in the Credit Agreement or in the other Credit Documents are true and correct as of the date hereof and as of the Amendment Effective Date with the same effect as though made on the date hereof or thereof and as though applied to the Credit Agreement as herein amended.

                  (d) The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent and the Banks or any other Person.

         4. Amendment Effective Date. This Amendment shall become effective as of the date (the "Amendment Effective Date") when (i) counterparts (or if elected by the Administrative Agent, an executed facsimile copy) of this Amendment have been executed and delivered to the Administrative Agent by the Borrower and the Required Banks, and each Subsidiary Guarantor shall have executed and delivered to the Administrative Agent a Guarantor Acknowledgment and Consent (the "Acknowledgment") in the form attached hereto, and (ii) the asset sale contemplated by the Compaq Asset Purchase Agreement (as defined above) shall have been consummated substantially on the terms set forth in the 12/30/99 draft of such Agreement delivered to the Administrative Agent.
Notwithstanding the foregoing, the waivers set forth in Section 1 of this Amendment shall become effective when the condition precedent contained in clause (i) of the preceding sentence shall be satisfied.

         5. Reservation of Rights. The Borrower acknowledges and agrees that the execution and delivery by the Administrative Agent and the Banks of this Amendment shall not be deemed (i) to create a course of dealing or otherwise obligate the Administrative Agent or the Banks to forebear or execute similar amendments under the same or similar circumstances in the future, or
(ii) to amend, relinquish or impair any right of the Administrative Agent or the Banks to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

          6.      Miscellaneous.
                  -------------

                  (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

                  (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

                  (c) This Amendment shall be governed by and construed in accordance with the law of the State of New York.

                  (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other documents required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Administrative Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Borrower shall bind such Bank or the Borrower, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Administrative Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Administrative Agent.

                  (e) This Amendment, together with the Credit Agreement and the Credit Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of
Section 12.12 of the Credit Agreement.

                  (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

                  (g) The Borrower covenants to pay to or reimburse the Administrative Agent, upon demand, for all reasonable costs and expenses (including allocated costs of in-house counsel) actually incurred by the Administrative Agent in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

                  (h) The Borrower hereby agrees to pay each Bank which delivers an executed copy of this Amendment (by hard copy or facsimile) to the Administrative Agent by no later than 12:00 (Noon) (New York time) on January 4, 2000, a fee (the "Amendment Fee") in an amount equal to 0.75% of such Bank's Revolving Loan Commitment (as such Revolving Loan Commitment will be in effect immediately following the consummation of the Compaq Asset Purchase Agreement as provided herein), which Amendment Fee shall be due and payable on the first Business Day following the date on which the Required Banks shall have executed and delivered this Amendment.

                  (i) The Borrower (and each Guarantor by execution of the Acknowledgment) confirms that the Security Documents secure the Obligations under the Credit Agreement as amended hereby. Each Guarantor by execution of the Acknowledgment confirms that the Subsidiary Guaranty applies to all Obligations under the Credit Agreement as amended hereby.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                                     INACOM CORP.

                                     By: /s/  Richard C. Oshlo
                                     Title: Vice President and Treasurer


                                     DEUTSCHE BANK AG, NEW YORK
                                     BRANCH, as Administrative Agent

                                     By: /s/ Robert Wood
                                     Title: Director

                                     By: /s/ Ira Lubinsky
                                     Title: Vice President


                                     DEUTSCHE BANK AG, NEW YORK
                                     BRANCH AND/OR CAYMAN ISLAND BRANCH

                                     By: /s/ Robert Wood
                                     Title: Director

                                     By: /s/ Ira Lubinsky
                                     Title: Vice President


                                     IBM CREDIT CORPORATION, Individually and as
                                     Documentation Agent

                                     By: /s/  Ronald J. Bachner
                                     Title: Manager, Commercial Financing
                                            Solutions Americas


                                     BANQUE NATIONALE DE PARIS,
                                     Individually and as Syndication Agent

                                     By: /s/ Jennifer Y. Cho
                                     Title: Vice President

                                     By: /s/ Stuart Darby
                                     Title: Assistant Vice President


                                     COMERICA BANK

                                     By: /s/ Timothy O'Rourke
                                     Title: Vice President


                                     CREDIT LYONNAIS
                                     CHICAGO BRANCH

                                     By: /s/ Joseph A. Philbin
                                     Title: Vice President


                                     THE BANK OF NOVA SCOTIA

                                     By: /s/ F. C. H. Ashby
                                     Title: Senior Manager Loan Operations


                                     U.S. BANK NATIONAL ASSOCIATION

                                     By: Merryll M. Hales
                                     Title: Vice President


                                     FLEET NATIONAL BANK

                                     By: /s/ Michael S. Barclay
                                     Title: Vice President


                                     MERCANTILE BANK, N.A.

                                     By: /s/ Joseph L. Sooter, Jr.
                                     Title: Vice President


                                     ABN AMRO BANK, N.V.

                                     By:
                                     Title:

                                     By:
                                     Title:


                                     TRANSAMERICA COMMERCIAL
                                     FINANCE CORPORATION

                                     By:
                                     Title:


                                     STERLING ASSET MANAGEMENT, LLC

                                     By:
                                     Title:


                                     FINOVA CAPITAL CORP.

                                     By: /s/ Patrick Smith
                                     Title: Vice President Credit Manager


                                     FIRST NATIONAL BANK OF OMAHA

                                     By: /s/ Mark Barata
                                     Title: Vice President

                      GUARANTOR ACKNOWLEDGMENT AND CONSENT

         The undersigned, each a guarantor or third party pledgor with respect to the Borrower's obligations to the Administrative Agent and the Banks under the Credit Agreement, each hereby (i) acknowledge and consent to the execution, delivery and performance by the Borrower of the foregoing Third Amendment and Waiver to Credit Agreement (the "Amendment"), and (ii) reaffirm and agree that the respective guaranty, third party pledge or security agreement to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Administrative Agent and the Banks in connection with the Credit Agreement are in full force and effect, without defense, offset or counterclaim. (Capitalized terms used herein have the meanings specified in the Amendment).

                                   GUARANTORS

                                  INACOM TENNESSEE, INC.
                                  INACOM COMMUNICATIONS, INC.
                                  INACOMP FINANCIAL SERVICES, INC.
                                  INACOM INTERNATIONAL, INC.
                                  INACOM SOLUTIONS, INC.
                                  PERIGEE COMMUNICATIONS, INC.
                                  GORHAM CLARK, INC.
                                  KURE ASSOCIATES, INC.
                                  NETWORKS, INC.
                                  BOSTON COMPUTER EXCHANGE
                                  CORPORATION
                                  PC TECHNICAL SERVICES, INC.
                                  INACOM PROFESSIONAL SERVICES, INC.
                                  INACOM FINANCE CORP.
                                  OFFICE PRODUCTS OF MINNESOTA, INC.
                                  VANSTAR CORPORATION
                                  INACOM LATIN AMERICA
                                  COMPUTERLAND INTERNATIONAL DEVELOPMENT, INC.
                                  COMPUTER PORT WORLD TRADE, INC.
                                  VANSTAR INTERNATIONAL CORPORATION
                                  VST WEST, INC.
                                  VST ILLINOIS, INC.
                                  VSTNC, INC.
                                  CIAND TEX, INC.
                                  INACOM GOVERNMENT SYSTEMS, INC.
                                  CONTRACT DATA, INC.
                                  COMPUTER PROFESSIONALS, INC.
                                  VANSTAR PROFESSIONAL TECHNICAL RESOURCES, INC.


Dated as of:  January 4, 2000     By:
                                  Title: